                                                                    EXHIBIT 4(b)

        ===============================================================



                      VIRGINIA ELECTRIC AND POWER COMPANY

                                       TO

                                 CHEMICAL BANK
                                                                        TRUSTEE.



                              -------------------


                          FIRST SUPPLEMENTAL INDENTURE

                             DATED ________ 1, 1995



                              -------------------



                                  $139,175,250


                     SERIES A __% JUNIOR SUBORDINATED NOTES
                             DUE SEPTEMBER 30, 2025
                              SUBJECT TO EXTENSION



        ===============================================================

                              TABLE OF CONTENTS/1/




                                                                            PAGE
                                                                            ----

                                   ARTICLE 1

                       Series A Junior Subordinated Notes

     Section 101.    Establishment. ........................................ 1
     Section 102.    Definitions. .......................................... 2
     Section 103.    Payment of Principal and Interest. .................... 3
     Section 104.    Deferral of Maturity Date. ............................ 4
     Section 105.    Deferral of Interest Payments. ........................ 4
     Section 106.    Denominations  ........................................ 5
     Section 107.    Global Securities  .................................... 5
     Section 108.    Transfer .............................................. 6
     Section 109.    Redemption. ........................................... 6

                                   ARTICLE 2

                            Miscellaneous Provisions

     Section 201.    Recitals by Company.................................... 7
     Section 202.    Ratification and Incorporation of Original Indenture... 7
     Section 203.    Date of First Supplemental Indenture................... 7
     Section 204.    Executed in Counterparts............................... 7

/1/ This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     FIRST SUPPLEMENTAL INDENTURE dated the 1st day of ________, 1995, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation, One James River Plaza, Richmond Virginia 23219 (the Company), and CHEMICAL BANK, a New York banking corporation, 450 West 33rd Street, New York, New York, 10001 (the Trustee).

     The Company has heretofore entered into a Subordinated Note Indenture dated [August 1, 1995] (the Original Indenture) with Chemical Bank.

     The Original Indenture is incorporated herein by this reference and the Original Indenture as supplemented by this First Supplemental Indenture is herein called the Indenture.

     Under the Original Indenture, a new series of Junior Subordinated Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee.

     The Company proposes to create under the Indenture, a new series of Junior Subordinated Notes.

     Additional Junior Subordinated Notes of other series hereafter established, except as may be limited in the Subordinated Note Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified.

     All conditions necessary to authorize the execution, delivery and recording of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH,


                                   ARTICLE 1

                       Series A Junior Subordinated Notes

     SECTION 101. Establishment. There is hereby established a new series of Junior Subordinated Notes to be issued under the Indenture, to be designated as the Company's Series A ___% Junior Subordinated Notes, due September 30, 2025, subject to extension (the Series A Notes).

     There are to be authenticated and delivered $139,175,250 principal amount of Series A Notes, and no further Series A Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series A Notes shall be issued in definitive fully registered form.

     The Series A Notes shall be in substantially the form set out in Exhibit A hereto. The entire principal amount of the Series A Notes shall initially be evidenced by one certificate issued to the Property Trustee of Virginia Power Capital Trust I.

     Each Series A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 102.   Definitions.

     "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of ___% per annum from the applicable Interest Payment Date to the date of payment, compounded quarterly.

     "Extension Period" means any period during which the Company has elected to defer payments of interest, which deferral may be for a period of up to twenty consecutive quarters.

     "Interest Payment Dates" means March 31, June 30, September 30 and December 31, commencing ______________, 1995.

     "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Securities Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended which change becomes effective on or after the Issue Date.

     "Issue Date" means _______________ __, 1995.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

     "Securities Trust" means Virginia Power Capital Trust I, a statutory business trust formed by the Company under Delaware law to issue Trust Securities, the proceeds of which will be used to purchase Series A Notes.

     "Special Event" means an Investment Company Act Event or Tax Event.

     "Stated Maturity" means September 30, 2025, subject to extension as provided herein.

     "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Series A Notes, (ii) interest payable to the Securities Trust on the Series A Notes would not be deductible by the Company for United States federal income tax purposes or (iii) the Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after Issue Date.

     SECTION 103. Payment of Principal and Interest. The unpaid principal amount of the Series A Notes shall bear interest at the rate of _____% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the person to whom principal is payable. Any such interest that is not (i) so punctually paid or duly provided for, or
(ii) subject to an Extension Period, will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series A Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Series A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series A Notes shall be made upon surrender of the Series A Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the

United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

     SECTION 104. Deferral of Maturity Date. The Company has the right to extend the Stated Maturity of the Series A Notes for an additional ten years, to September 30, 2035 upon providing notice to the Trustee and the Holders at least 30 calendar days prior to September 30, 2025; provided that (i) the Company shall not then be bankrupt or insolvent or otherwise in default with respect to the Series A Notes, (ii) the Company shall have timely paid all amounts due on the Series A Notes for the preceding six quarters without deferral, (iii) if the Securities Trust is the beneficial owner of the Series A Notes, the Securities Trust has paid all distributions theretofore required to be paid on the Trust Securities; (iv) the Series A Notes are then rated (or if the Securities Trust is the beneficial owner of the Series A Notes, the Trust Preferred Securities are then rated) in one of the four highest rating categories by a nationally recognized statistical rating organization (as used in Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended); and (v) the Company shall have given the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent to such extension provided for herein have been complied with.

     The Company shall pay, as additional interest on the Series A Notes, when the same shall be due to the United States or any other taxing authority, the amounts set forth in clause (i) of the definition of Additional Interest.

     SECTION 105. Deferral of Interest Payments. The Company has the right at any time and from time to time to extend the interest payment period of the Series A Notes for up to 20 consecutive quarters (each, an Extension Period), but not beyond the Stated Maturity. Notwithstanding the foregoing, the Company has no right to extend its obligation to pay such amounts as are defined in clause (i) of the definition of Additional Interest. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions of that Extension Period, shall not exceed 20 consecutive quarters. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements.

     Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name the Series A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

     During any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing or (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Series A Notes.

     The Company shall give the Holder or Holders of the Series A Notes and the Trustee notice, as provided in Sections 105 and 106, respectively, of the Original Indenture, of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Company or Securities Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date such distributions are payable.

     SECTION 106. Denominations. The Series A Notes may be issued in the denominations of $25, or any integral multiple thereof.

     SECTION 107. Global Securities. If the Series A Notes are distributed to holders of the Trust Securities of the Securities Trust in liquidation of such holders' interests therein, the Series A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series A Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Series A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable or
(iii) there shall have occurred an Event of Default with respect to the Series A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Notes registered in such names as the Depositary shall direct.

     SECTION 108. Transfer. No service charge will be made for any transfer or exchange of Series A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Company shall not be required (a) to issue, transfer or exchange any Series A Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice identifying the serial numbers of the Series A Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series A Note redeemed in part.

     SECTION 109. Redemption. The Series A Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after September 30, 2000, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date; provided, however, that no redemption in part shall be permitted if it would result in the delisting of the Trust Preferred Securities. In addition, upon occurrence of a Special Event, the Company may, within 90 days following the occurrence thereof, elect to redeem the Series A Notes, in whole, at a price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including Additional Interest) to the Redemption Date, within 90 days following the occurrence of a Special Event; provided, however, that if at the time of the occurrence of the Special Event, there is available to the Company or the Securities Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which would have no adverse effect on the Securities Trust, the Company or the holders of Trust Securities, the Company or the Securities Trust, as the case may be, will pursue such measure in lieu of redemption.

     In the event of redemption of the Series A Notes in part only, a new Series A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

     The Series A Notes will not have a sinking fund.

     Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

     Any redemption of less than all of the Series A Notes shall be divisible by $25.


                                   ARTICLE 2

                            Miscellaneous Provisions

     SECTION 201. Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series A Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203. Date of First Supplemental Indenture. Although this First Supplemental Indenture is dated for convenience and for the purpose of reference __________ ___, 1995, the actual dates of execution by the Company and by the Trustee are indicated by their respective acknowledgements hereto annexed.

     SECTION 204. Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.


                         VIRGINIA ELECTRIC AND POWER COMPANY


                         _______________________________
                         Vice President


Attest:______________________________
       Assistant Corporate Secretary



                         CHEMICAL BANK


                         _____________________________
                         Vice President


Attest:______________________________
       Assistant Secretary

                                                            EXHIBIT A
                                                            ---------


REGISTERED  REGISTERED
NO.  CUSIP NO.


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO VIRGINIA ELECTRIC AND POWER COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/2/


THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT   PROVIDED IN THE
INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF   PAYMENT TO THE PRIOR PAYMENT IN
  FULL OF ALL SENIOR INDEBTEDNESS   AND THIS SECURITY IS ISSUED SUBJECT TO THE
              PROVISIONS OF THE   INDENTURE WITH RESPECT THERETO.

                      VIRGINIA ELECTRIC AND POWER COMPANY
                    SERIES A [   %] JUNIOR SUBORDINATED NOTE
                             DUE SEPTEMBER 30, 2025
                              SUBJECT TO EXTENSION

Principal Amount:                          Regular Record Date: 15th calendar
                                                                day prior to
Original Issue Date:                                            Interest
                                                                Payment Date
Stated Maturity:  September 30, 2025,
                  subject to extension
                  for up to ten years   Interest Payment Dates:  March 31
                                                                 June 30
Interest Rate:                                                   September 30
                                                                 December 31

Authorized                             Initial Redemption Date:  September 30,
Denomination:     $25                                            2000

- ------------------
/2/The bracketed language would apply to and appear on only a Global Security.

                              Exhibit A - Page 1

     Virginia Electric and Power Company, a public service corporation duly organized and existing under the laws of the Commonwealth of Virginia (the Company, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum of



on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the Note) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

     Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust

                              Exhibit A - Page 2

Office of the Trustee or the principal corporate trust office of the Property Trustee of the Securities Trust are closed for business.

     The Company has the right to extend the Stated Maturity of the Series A Notes for an additional ten years, to September 30, 2035, upon providing notice to the Trustee and the Holders at least 30 calendar days prior to September 30, 2025; provided that (i) the Company shall not then be bankrupt or insolvent or otherwise in default with respect to the Series A Notes, (ii) the Company shall have timely paid all amounts due on the Series A Notes for the preceding six quarters without deferral, (iii) if the Securities Trust is the beneficial owner of the Series A Notes, the Securities Trust has paid all distributions theretofore required to be paid on the Trust Securities; (iv) the Series A Notes are then rated (or if the Securities Trust is the beneficial owner of the Series A Notes, the Trust Preferred Securities are then rated) in one of the four highest rating categories by a nationally recognized statistical rating organization (as used in Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended); and (v) the Company shall have given the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that all conditions precedent to such extension provided for herein have been complied with.

     The Company shall have the right at any time and from time to time during the term of this Note to extend the interest payment period of such Note for up to 20 consecutive quarters but not beyond the Stated Maturity of this Note (each, an Extension Period), during which periods unpaid interest (together with interest thereon) will compound quarterly at the Interest Rate (Deferred Interest). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any such Extension Period, and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. During any such Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing or (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to this Note. The Company shall give the Holder of this Note and the Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company or Securities Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date distributions are payable.

                              Exhibit A - Page 3

     The Company also shall be obligated to pay when due and without extension all additional amounts as may be required so that the net amount received and retained by the Holder (if the Holder is a Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts such Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed.

     Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series A Notes shall be made upon surrender of the Series A Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     [REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.]

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                              Exhibit A - Page 4

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ______________ ___, 1995

                           VIRGINIA ELECTRIC AND POWER COMPANY

                           By:
                              --------------------------------------------------
                              [President/Vice President]

                           Attest:
                           By:
                              --------------------------------------------------
                             [Corporate Secretary/Assistant Corporate Secretary]



           [Seal of VIRGINIA ELECTRIC AND POWER COMPANY appears here]

                              Exhibit A - Page 5

                      [VIRGINIA ELECTRIC AND POWER COMPANY
                    SERIES A [   %] JUNIOR SUBORDINATED NOTE
                        Reverse of Note, if applicable]

          This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company, issued and issuable in one or more series under a Subordinated Note Indenture, dated as of ___________ ___, 1995, as supplemented (the Indenture), between the Company and Chemical Bank, as Trustee (the Trustee, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated [on the face hereof] as Series A [ %] Junior Subordinated Notes, due September 30, 2025, subject to extension (the Notes) in aggregate principal amount of up to $[ ].

          The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time on or after September 30, 2000 at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. Upon the occurrence of a Special Event (as defined below), the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Note without premium or penalty, in whole, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date provided, however, that if at the time of the occurrence of the Special Event, there is available to the Company or the related Securities Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action or some other similar reasonable measure which would have no adverse effect on the Securities Trust, the Company or the holders of Trust Securities, the Company or the Securities Trust, as the case may be, will pursue such measure in lieu of redemption. A Special Event may be a Tax Event or an Investment Company Act Event. "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the related Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Notes, (ii) interest payable to the related Securities Trust would not be deductible by the Company for United States federal income tax purposes or (iii) the related Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date. "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the related Securities

                              Exhibit A - Page 6

Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                              Exhibit A - Page 7

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

          This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                              Exhibit A - Page 8

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --      as tenants in common        UNIF GIFT MIN ACT--_________
TEN ENT --      as tenants by the entireties                   (Cust)
JT TEN  --      as joint tenants with rights of  Custodian __________
                survivorship and not as tenants            (Minor)
                in common

                                         Under Uniform Gifts to Minors
                                         Act __________________________
                                                    (State)

    Additional abbreviations may also be used though not on the above list.
                         _____________________________

    FOR VALUE RECEIVED, the undersigned hereby sell(s), and transfer(s) unto
             (Please insert social security or other identifying number of assignee)

______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_____________________________________________________________________________

_____________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________________________________

_____________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:______________________  ________________________________________


                              ________________________________________

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

                              Exhibit A - Page 9

                                                 Exhibit B


  This is one of the Series A Notes of the series designated therein referred to in the within-mentioned Indenture.

                                       CHEMICAL BANK



                                       By___________________
                                        Authorized Officer


                              Exhibit A - Page 10